SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     ------------------------

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)           March 6, 2001
                                                 -------------------------------



                  ENERGY CONVERSION DEVICES, INC.
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     (Exact Name of Registrant as Specified in Charter)


        Delaware                         1-8403                  38-1749884
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(State or Other Jurisdiction           File Number           (IRS Employer of
of Incorporation)                                            Identification No.)


 1675 West Maple Road, Troy, Michigan                              48084
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code        (248) 280-1900
                                                  ------------------------------



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       (Former name or former address, if changed since last report)





                         Page 1 of 6 Pages
                      Exhibit Index on Page 3



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



     Energy Conversion Devices, Inc., a Delaware corporation ("Registrant"), submits the following report on Form 8-K.

Item 5.    Other Events

     On March 6, 2001, the Registrant announced that its battery subsidiary, Ovonic Battery Company, Inc. ("Ovonic Battery"), had filed a suit in federal court in Detroit, Michigan, against Matsushita Battery Industrial Co., Ltd., Toyota Motor Corporation, Panasonic EV Energy Co., Ltd. and several related entities for infringement of patents held by Ovonic Battery.

     Attached hereto as Exhibit 99.1 is the press release issued on March 6, 2001 by the Registrant.





















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



                           EXHIBIT INDEX

Exhibit No.              Description                              Page No.
-----------              -----------                              --------

99.1                 Press Release issued by the Registra             5
                     in connection with Ovonic Battery's suit filed in federal court in Detroit, Michigan, against Matsushita Battery Industrial CO.,
                     Ltd. et al.























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



                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               ENERGY CONVERSION DEVICES, INC.


                               By:  /s/ Nancy M. Bacon
                                  ------------------------------------------
                                    Nancy M. Bacon
                                    Senior Vice President

Date: March 7, 2001





















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





              ECD ANNOUNCES OVONIC BATTERY IS FILING
               A LAWSUIT AGAINST MATSUSHITA BATTERY

TROY, Mich., March 6, 2001 B Energy Conversion Devices, Inc. ("ECD") (NASDAQ:
ENER) announced today that its subsidiary, Ovonic Battery Company, Inc.
("Ovonic Battery"), has filed suit in federal court in Detroit, Michigan against Matsushita Battery Industrial Co., Ltd. ("MBI"), Toyota Motor Corporation, Panasonic EV Energy Co., Ltd. and several related entities for infringement of patents held by Ovonic Battery.

MBI and Panasonic EV Energy Co. supply Nickel-Metal Hydride (NiMH) batteries used in the Toyota Prius gasoline-electric hybrid car sold in the United States by Toyota Motor Corporation. The lawsuit charges that MBI's hybrid electric vehicle batteries, battery components and battery systems infringe patents held by Ovonic Battery.

In addition to filing suit, Ovonic Battery today terminated a 1992 agreement which licensed MBI under patents held by ECD and Ovonic Battery for the manufacture and sale of small consumer batteries. MBI had breached that agreement by failing to pay millions of dollars in royalties to Ovonic Battery. In its lawsuit, Ovonic Battery seeks damages for those unpaid royalties, and also seeks to enjoin the importation of all Panasonic electronic products that contain batteries using Ovonic Battery's patented technology. MBI and its related companies annually sell hundreds of millions of batteries and electronic products principally under the Panasonic name which use Ovonic Battery's patented technology.

Robert C. Stempel, Chairman of ECD and Ovonic Battery, said, "While we strongly support the production and sale of electric and hybrid electric vehicles, it is very unfortunate that Matsushita and Toyota are entering the environmentally significant market for hybrid electric vehicles with technology that does not belong to them. After overtures to Matsushita were rejected and several unsuccessful attempts to discuss this matter with Toyota, we have been forced to take this strong action to protect the U.S. government's investment in American technology and the interests of our stockholders."

Stanford R. Ovshinsky, President and CEO of ECD and CEO of Ovonic Battery, said, "U.S-based auto manufacturers are currently getting ready to introduce hybrid vehicles and Ovonic Battery has been preparing for production of NiMH battery packs to meet their needs. We cannot tolerate patent-infringing products."



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Ovonic Battery was founded by ECD in 1982 to develop and commercialize its basic proprietary NiMH rechargeable battery technology. All significant consumer battery manufacturers worldwide (28 NiMH manufacturers) are licensees of Ovonic Battery. Ovonic Battery received, and successfully completed, the first contract awarded by the United States Advanced Battery Consortium to develop NiMH batteries for use in electric vehicles. As part of its contract, Ovonic Battery established a NiMH battery manufacturing facility in the United States. The Ovonic NiMH battery for electric vehicles is the first and only battery to exceed 200 miles on a single charge during official tests conducted for the United States Department of Energy and has become the enabling technology for electric and hybrid electric vehicles.

ECD and its network of business partners and licensees are manufacturing cutting-edge products in three rapidly growing global markets: energy generation, energy storage and information technology. ECD designs and builds manufacturing machinery that incorporates its proprietary production processes, maintains ongoing research and development programs to continually improve its products and develops new applications for its technologies. ECD's web site address is http://www.ovonic.com.

                                ###

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation reform Act of 1995. Such forward-looking statements are based on assumptions, which ECD, as of the date of this release, believes to be reasonable and appropriate. ECD cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based.



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